Exhibit 99.1

March 8, 2018

Contact: Ryan Glenn rglenn@paylocity.com www.paylocity.com

FOR IMMEDIATE RELEASE

Paylocity Announces Acquisition of Third-Party Benefits Administrator BeneFLEX

ARLINGTON HEIGHTS, Ill., March 8, 2018 (GLOBE NEWSWIRE) — Paylocity Holding Corporation (Nasdaq: PCTY), a cloud-based provider of payroll and human capital management (“HCM”) software solutions, announced today the acquisition of substantially all the assets of BeneFLEX HR Resources, Inc. (“BeneFLEX”), a privately held third-party benefits administration company in an all-cash transaction.

Founded in 1994 and headquartered in St. Louis, BeneFLEX administers employee benefit plans, including flexible spending accounts (“FSAs”), health savings accounts (“HSAs”), health reimbursement accounts, (“HRAs”) and COBRA for mid-market clients across the Midwest and California.

“The acquisition of BeneFLEX expands our product portfolio, allowing us to provide additional benefit administration solutions to our clients, prospects, and the insurance broker community,” said Steve Beauchamp, Chief Executive Officer of Paylocity. “I believe the combination of BeneFLEX’s expertise in this growing market and Paylocity’s leading payroll and HCM platform creates a compelling value proposition for our clients and broker partners. We are excited to welcome the 36 BeneFLEX employees, as well as clients and referring brokers to the Paylocity family.”

“Paylocity and BeneFLEX are a natural fit to join forces, and together will provide even greater value to clients, prospects, and our broker partners,” said Mark Schmersahl, Vice President of BeneFLEX.

Further details, including the financial impact of the BeneFLEX acquisition, will be provided when Paylocity reports its third-quarter fiscal 2018 financial results.

About Paylocity

Paylocity is a provider of cloud-based payroll and human capital management, or HCM, software solutions. Paylocity’s comprehensive and easy-to-use solutions enable its clients to manage their workforces more effectively. Paylocity’s solutions help drive strategic human capital decision-making and improve employee engagement by enhancing the human resource, payroll and finance capabilities of its clients. For more information, visit www.paylocity.com.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding market acceptance of the BeneFLEX benefit administration solutions; the ability of Paylocity to advance its product portfolio together with BeneFLEX; and the ability to cross-market Paylocity and BeneFLEX’s products are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to Paylocity’s ability to successfully integrate BeneFLEX and its technology and personnel;  risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets, including the potential repeal or replacement of the Affordable Care Act; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products and retain subscriptions for its existing products to its new and existing clients; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; Paylocity’s reliance on and ability to expand its referral network of third parties; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; difficulties in forecasting Paylocity’s tax position, including but not limited to the assessment of the need for a valuation allowance against its deferred tax position; potential adverse tax consequences to Paylocity as a result of the recently enacted Federal Tax Cut and Jobs Act; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or the unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 11, 2017.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the

SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Source: Paylocity Holding Corporation